UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: December 21, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

At 7:08 pm, eastern time, yesterday evening (December 21, 2016),  Mr. Richard H Bogan, the Chairman & CEO of Axion Power International, Inc. (the “Company”), received a telephone message from Beijing, China from Dr. WJ Gesang of LCB International, Inc. (third party in Axion's Tri-Party prospective arrangement with Fengfan Co. Ltd., Baoding, China). In that message, Dr. Gesang informed Mr. Bogan that Fengfan Executive Management will not be visiting Axion’s New Castle, PA headquarters in early January 2017. The explanation given was the challenge to acquire the necessary Chinese Government travel documents in time to meet the early January 2017 time frame for the previously scheduled January 9, 2017 meeting. There is potential for this visit to Axion Headquarters by Fengfan Executive Management to occur in early to mid-February, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 22, 2016

AXION POWER INTERNATIONAL, INC.

By: /s/ Richard H. Bogan

Chairman of the Board and Chief Executive Officer